Exhibit 99.1

FOR IMMEDIATE RELEASE:                            CONTACT:   Dwayne Powell, CEO
                                                                   870-802-1700

           POCAHONTAS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Jonesboro, Arkansas, May 15, 2006-- Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the second quarter of the fiscal year ending September 30, 2006.

Basic and diluted earnings per share were $0.14 for the quarter ended March 31, 2006 compared to basic earnings per share of $0.10 and diluted earnings per share of $0.09 for the same period last year. Net income was $0.63 million for the quarter ended March 31, 2006, compared to net income of $0.43 million for the quarter ended March 31, 2005.

Net interest income before provision for loan loss for the quarter ended March 31, 2006 was $3.89 million compared to $4.16 million for the quarter ended March 31, 2005, a decrease of $0.27 million. The decrease was primarily due to a 37 basis point decrease in the net interest rate spread to 2.33% for the quarter ended March 31, 2006 compared to 2.70% for the quarter ended March 31, 2005. Net interest margin was 2.29% for the quarter ended March 31, 2006 compared to 2.55% for the quarter ended March 31, 2005.

There was a $0.31 million provision for loan losses for the quarter ended March 31, 2006 compared to no provision for loan losses for the quarter ended March 31, 2005. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended March 31, 2006 and 2005 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income increased $0.53 million to $1.35 million for the quarter ended March 31, 2006 compared to the quarter ended March 31, 2005. The increase in non-interest income was primarily due to a $0.21 million gain on sale of securities during the quarter ended March 31, 2006 compared to no gain for the quarter ended March 31, 2005 and no trading loss on equity securities during the quarter ended March 31, 2006 compared to a $0.34 million trading loss on equity securities for the quarter ended March 31, 2005.

Total operating expenses were $4.38 million for the quarter ended March 31, 2006, compared to $4.33 million for the quarter ended March 31, 2005. The increase in total operating expense was primarily due to the increases in REO and other repossessed assets and professional fees, which were partially offset by a decrease in advertising.

Net income was $1.49 million for the six months ended March 31, 2006, compared to net income of $1.55 million for the six months ended March 31, 2005. Basic and diluted earnings per share were $0.33 for the six months ended March 31, 2006 compared to basic and diluted earnings per share of $0.34 for the same period last year.

Net interest income before provision for loan loss for the six months ended March 31, 2006 was $7.84 million compared to $8.53 million for the six months ended March 31, 2005, a decrease of $0.69 million. The decrease was primarily due to a 37 basis point decrease in the net interest rate spread to 2.38% for the six months ended March 31, 2006 compared to 2.75% for the six months ended March 31, 2005. Net interest margin was 2.32% for the six months ended March 31, 2006 compared to 2.63% for the six months ended March 31, 2005.

There was a $0.31 million provision for loan losses for the six months ended March 31, 2006 compared to a $0.13 million provision for loan losses for the six months ended March 31, 2005. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the six months ended March 31, 2006 and 2005 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income increased $0.44 million to $2.81 million for the six months ended March 31, 2006 from $2.37 million for the six months ended March 31, 2005. The increase in non-interest income was primarily due to a $0.27 million gain on the sale of securities and a $0.19 million gain on the sale of loan servicing during the six months ended March 31, 2006 compared to no gain on the sale of securities or loan servicing for the six months ended March 31, 2005.

Total operating expenses were $8.70 million for the six months ended March 31, 2006, compared to $8.43 million for the six months ended March 31, 2005. The increase in total operating expense was primarily due to the increases in compensation and benefits, occupancy and equipment and other expenses, which were partially offset by a decrease in advertising and donations. The Bank had 21 locations at March 31, 2006 compared to 19 locations at March 31, 2005. Both compensation and benefits and occupancy and equipment expenses increased during the six-month period ended March 31, 2006 compared to the same period last year as a result of the increase in branch locations.

Total assets decreased 0.5% to $737.67 million at March 31, 2006 from $741.26 million at September 30, 2005. The decrease was primarily the result of a $5.67 million decrease in total net loans and an $8.71 million decrease in cash, which were partially offset by an increase in investment securities of $14.15 million. The yield on average interest earning assets at March 31, 2006 was 5.69% compared to 5.44% at September 30, 2005.

Investment balances increased $14.15 million during the six-month period ended March 31, 2006 due primarily to investment purchases of $34.44 million, which were partially offset by $19.08 million in principal payments, calls and maturities and $2.90 million in investment sales.

Total net loans receivable were $423.93 million at March 31, 2006 compared to $429.60 million at September 30, 2005. During the six-month period ended March 31, 2006, proceeds from the sale of mortgage loans held for sale were $22.25 million, compared to $24.20 million during the six-month period ended March 31, 2005. Total nonperforming loans decreased 39.1% to $2.40 million at March 31, 2006 from $3.94 million at September 30, 2005.

Total deposits increased $14.16 million or 2.8% to $528.20 million at March 31, 2006 compared to $514.04 million at September 30, 2005. The increase was mainly due to the Company refocusing its efforts on attracting certificate accounts by offering more competitive interest rates and terms on those accounts. Total Federal Home Loan Bank advances decreased $13.17 million or 8.9% to $135.48 million at March 31, 2006 compared to $148.65 million at September 30, 2005.

Accrued expenses and other liabilities decreased $3.84 million at March 31, 2006 to $3.23 million from $7.07 million at September 30, 2005. The decrease in accrued expenses and other liabilities was primarily due to a $2.4 million liability for investment securities that were committed prior to September 30, 2005 but had a settlement date after the fiscal year end.

Stockholder's equity decreased $0.66 million at March 31, 2006 to $51.71 million from $52.37 million at September 30, 2005. The decrease in stockholders' equity at March 31, 2006, compared to September 30, 2005, was primarily due to the change in accumulated other comprehensive loss on securities and dividends declared, which were partially offset by net income for the six-month period ended March 31, 2006. Accumulated other comprehensive loss on securities decreased $1.33 million to $3.84 million at March 31, 2006 compared to $2.52 million at September 30, 2005, the decrease in market value was due entirely to changes in market interest rates and is considered a temporary impairment.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 21 offices located primarily in Northeast Arkansas and Tulsa County, Oklahoma. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                   March 31,             September 30,
                                                                                    2006                   2005
ASSETS
Cash                                                                                 $ 14,705,765           $ 23,411,451
Cash surrender value of life insurance                                                  8,257,371              8,019,097
Securities held-to-maturity, at cost                                                  140,492,855            129,952,373
Securities available-for-sale, at fair value                                          103,070,552             99,460,045
Trading securities, at fair value                                                               -              3,126,044
Loans receivable, net                                                                 421,224,923            426,538,047
Loans receivable, held for sale                                                         2,705,477              3,057,985
Accrued interest receivable                                                             4,502,958              4,487,837
Premises and equipment, net                                                            16,400,256             16,716,912
Federal Home Loan Bank stock, at cost                                                   8,130,000              7,962,000
Goodwill                                                                                8,847,572              8,847,572
Core deposit premiums, net                                                              4,836,717              5,323,319
Other assets                                                                            4,499,540              4,360,885
                                                                                    -------------          -------------
TOTAL ASSETS                                                                        $ 737,673,986          $ 741,263,567
                                                                                    =============          =============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits                                                                            $ 528,199,424          $ 514,043,734
Federal Home Loan Bank advances                                                       135,483,858            148,645,397
Deferred compensation                                                                   2,084,390              2,176,859
Accrued expenses and other liabilities                                                  3,224,612              7,066,640
Trust preferred securities                                                             16,973,066             16,962,683
                                                                                    -------------          -------------
Total liabilities                                                                     685,965,350            688,895,313
                                                                                    -------------          -------------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 8,000,000 shares authorized;
 7,602,492 shares issued and 4,641,717 shares outstanding
at March 31, 2006 and September 30, 2005                                                   76,024                 76,024
Additional paid-in capital                                                             57,275,390             57,275,390
Unearned ESOP shares                                                                   (2,152,968)            (2,076,856)
Accumulated other comprehensive loss, net                                              (3,845,378)            (2,517,282)
Retained earnings                                                                      24,758,112             24,013,522
                                                                                    -------------          -------------
                                                                                       76,111,180             76,770,798
Treasury stock at cost, 2,960,775 shares, at
March 31, 2006 and September 30, 2005                                                 (24,402,544)           (24,402,544)
                                                                                    -------------          -------------
Total stockholders' equity                                                             51,708,636             52,368,254
                                                                                    -------------          -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $ 737,673,986          $ 741,263,567
                                                                                    =============          =============

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
 COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                     Three Months Ended                   Six Months Ended
                                                         March 31                             March 31
                                                   2006             2005               2006               2005
INTEREST INCOME:
  Loans receivable                                $ 6,983,801       $ 5,522,801       $ 13,884,967       $ 11,314,925
  Investment securities                             2,786,064         3,201,417          5,336,402          6,187,410

            Total interest income                   9,769,865         8,724,218         19,221,369         17,502,335

INTEREST EXPENSE:
  Deposits                                          4,005,888         2,934,733          7,834,648          5,730,537
  Borrowed funds                                    1,472,168         1,280,508          2,766,246          2,554,017
  Trust preferred securities                          401,375           351,875            776,722            693,273
                                                    ---------         ---------         ----------          ---------
            Total interest expense                  5,879,431         4,567,116         11,377,616          8,977,827

NET INTEREST INCOME                                 3,890,434         4,157,102          7,843,753          8,524,508

PROVISION FOR LOAN LOSSES                             310,000                 -            310,000            125,000
                                                    ---------         ---------         ----------          ---------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                         3,580,434         4,157,102          7,533,753          8,399,508

NON-INTEREST INCOME:
  Dividends                                            99,438            65,593            197,139            127,461
  Fees and service charges                            766,498           769,876          1,580,226          1,563,580
  Gain on sale of loans                               168,243           201,608            369,877            475,038
  Gain on sale of loan servicing                      (25,698)                -            194,056                  -
  Gain on sale of securities, net                     211,936                 -            265,959                  -
  Trading gain/(loss), net                                  -          (338,408)               337             23,720
  Other                                               131,625           120,032            199,383            179,691
                                                    ---------         ---------         ----------          ---------
            Total other income                      1,352,042           818,701          2,806,977          2,369,490
                                                    ---------         ---------         ----------          ---------
OPERATING EXPENSE:
  Compensation and benefits                         2,378,834         2,391,062          4,822,353          4,760,712
  Occupancy and equipment                             762,698           766,139          1,498,892          1,434,672
  Insurance premiums                                   89,323            85,882            198,396            176,341
  Professional fees                                   333,018           280,496            584,377            537,253
  Data processing                                     183,134           163,410            367,124            311,622
  Advertising and donations                           150,790           253,783            290,288            420,528
  Office supplies                                      82,402            65,175            155,570            117,929
  REO and other repossessed assets                     57,431            11,977             81,102             39,512
  Other                                               341,681           307,421            698,747            626,692
                                                    ---------         ---------         ----------          ---------
            Total operating expense                 4,379,311         4,325,345          8,696,849          8,425,261
                                                    ---------         ---------         ----------          ---------
INCOME  BEFORE INCOME TAXES                           553,165           650,458          1,643,881          2,343,737

INCOME TAXES                                          (77,500)         220,600            156,617            796,500
                                                    ---------         ---------         ----------          ---------
NET INCOME                                          $ 630,665         $ 429,858        $ 1,487,264        $ 1,547,237

                                                                     (Continued)

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                            Three Months Ended                 Six Months Ended
                                                                March 31                           March 31
                                                           2006             2005             2006              2005

OTHER COMPREHENSIVE INCOME (LOSS),
          NET OF TAX:
  Unrealized holding gain (loss) on securities
   available-for-sale  arising during the period           $ (970,848)    $ (2,423,551)     $ (1,152,563)    $ (2,068,028)

  Reclassification adjustment for gains
    included in net income                                   (139,877)              -           (175,533)              -
                                                           ----------      -----------       ------------    ------------
              Other comprehensive income (loss)            (1,110,725)      (2,423,551)       (1,328,096)      (2,068,028)
                                                           ----------      -----------       ------------     -----------
COMPREHENSIVE INCOME (LOSS)                                $ (480,060)    $ (1,993,693)       $ 159,168        $ (520,791)
                                                           ==========      ===========       ============      ==========
EARNINGS PER SHARE:
  Basic earnings per share                                    $ 0.14           $ 0.10            $ 0.33           $ 0.34
                                                           ==========      ===========       ============      ==========
  Diluted earnings per share                                  $ 0.14           $ 0.09            $ 0.33           $ 0.34
                                                           ==========      ===========       ============      ==========

                                                                    (Concluded)